US Auto Parts Seeks to Protect the Right of Consumers to Purchase Aftermarket Automotive Grilles

CARSON, Calif. - April 2, 2018 - U.S. Auto Parts Network, Inc. (NASDAQ: PRTS), one of the largest online providers of aftermarket automotive parts and accessories, has filed a lawsuit against the United States Department of Homeland Security in the U.S. Court of International Trade.
The lawsuit filed today asserts that the United States Customs and Border Protection, an agency of the Department of Homeland Security, has been wrongfully seizing automotive grilles being imported by U.S. Auto Parts on the basis that the grilles are allegedly “counterfeit” and infringe trademarks held by the original automobile manufacturers. U.S. Auto Parts intends to vigorously defend its right to sell aftermarket automotive grilles under well-established trademark doctrines.
U.S. Auto Parts CEO Aaron Coleman commented: “While the number of seized automotive grilles currently represents less than one percent of our overall revenue and product assortment, we are taking this action to remove overly burdensome bonding requirements arising from the wrongful seizures. We will defend our right to sell these products as we believe U.S. Auto Parts has a responsibility to our stockholders and customers to continue providing an affordable means to buy aftermarket automotive grilles.”

About US Auto Parts
Established in 1995, U.S. Auto Parts is a leading online provider of automotive aftermarket parts, including collision, engine, and performance parts and accessories. Through the Company’s network of websites, U.S. Auto Parts provides consumers with a broad selection of competitively priced products, all mapped by a proprietary database with applications based on vehicle makes, models and years. U.S. Auto Parts’ flagship websites include www.autopartswarehouse.com, www.carparts.com, and www.jcwhitney.com, as well as the Company’s corporate website at www.usautoparts.net.

Safe Harbor Statement

This press release contains statements which are based on management's current expectations, estimates and projections, as well as certain assumptions made by the Company. These statements are forward looking statements for the purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Words such as "anticipates," "could," "expects," "intends," "plans," "potential," "believes," "predicts," "projects," "seeks," "estimates," "may," "will," "would," "will likely continue" and variations of these words or similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, the Company’s ability to defend its right to sell aftermarket automotive grilles, the Company’s ability to remove overly burdensome bonding requirements, and the Company’s ability to continue providing consumers with an affordable means to buy aftermarket auto grilles. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, and in particular the outcome of the Company’s litigation with the United States Department of Homeland Security. Therefore, our actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such a difference include, but are not limited to, the timing, expense and outcome of the Company’s litigation with the United States Department of Homeland Security, and any other factors discussed in the Company's filings with the Securities and Exchange Commission (the "SEC"), including the Risk Factors contained in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are available at www.usautoparts.net and the SEC's website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as result of new information, future events or otherwise.

Company Contact:
U.S. Auto Parts Network, Inc.
Neil Watanabe, Chief Financial Officer
424-702-1455 x127
nwatanabe@usautoparts.com

Investor Relations:
Liolios Group, Inc.
Sean Mansouri or Cody Slach
949-574-3860
PRTS@liolios.com